Exhibit 10.7
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
     This Fifth Amendment to Consolidated Amended and Restated Master Lease (this “Amendment”) is executed and delivered as of August 10, 2007 by and between STERLING ACQUISITION CORP., a Kentucky corporation (“Lessor”), the address of which is 9690 Deereco Road, Suite 100, Timonium, MD 21093, and DIVERSICARE LEASING CORP., a Tennessee corporation, the address of which is 1621 Galleria Boulevard, Brentwood, TN 37027.
RECITALS:
     A. Lessee has executed and delivered to Lessor a Consolidated Amended and Restated Master Lease dated as of November 8, 2000, but effective as of October 1, 2000, as amended by a First Amendment to Consolidated Amended and Restated Master Lease dated as of September 30, 2001, a Second Amendment to Consolidated Amended and Restated Master Lease dated as of June 15, 2005 (the “Second Amendment”), a Third Amendment to Consolidated Amended and Restated Master Lease dated as of October 20, 2006 (the “Third Amendment”), and a Fourth Amendment to Consolidated Amended and Restated Master Lease dated as of April 1, 2007 (the “Existing Master Lease”) pursuant to which Lessee leased from Lessor certain healthcare facilities.
     B. Pursuant to that certain First Amended Chapter 11 Plan Proposed by the Debtors dated May 17, 2007 and an Operations Transfer Agreement effective as of July 20, 2007 among the Texas Sublessees (as defined below) and Senior Management Services of America North Texas, Inc., a Texas corporation (“SMSA”), and certain affiliates of SMSA, the Texas Sublessees are acquiring from SMSA its rights as tenant under that certain Consolidated Master Lease dated as of June 1, 2005 (the “SMSA Master Lease”) between SMSA and OHI Asset (TX), LLC, a Delaware limited liability company (“OHI Texas”). Pursuant to the SMSA Master Lease, SMSA had leased the Texas Facilities from OHI Texas.
     C. Concurrently with the execution of this Amendment, (i) OHI Texas and the Texas Sublessees have terminated the SMSA Master Lease and (ii) OHI Texas has transferred to Lessor the Texas Facilities to Lessor.
     D. Lessee and Lessor desire to amend the Existing Lease to add the Texas Facilities to the Existing Master Lease on the terms and conditions of this Amendment.
     NOW THEREFORE, the parties agree as follows:
1. Definitions.
     (a) Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Master Lease. From and after the date of this Amendment, each reference in the Existing Master Leases or the other Transaction Documents to the “Lease”

or “Master Lease” means, as applicable, the Existing Master Lease or Existing Master Leases as modified by this Amendment.
     (b) In addition to the other definitions contained herein, when used in this Amendment the following terms shall have the following meanings:
     Asbestos Clean-Up Costs: means the actual, out of pocket cost of completing a Required Asbestos Clean-Up, which amount does not include any amounts paid to Lessee or any Affiliate of Lessee without the written consent of Lessor.
     Asbestos Management Plans: means the Asbestos Management Plans dated March 19, 2004 for Lessor by ATC Associates, Inc. for the Doctors & Fort Worth Facilities.
     Doctors & Fort Worth Facilities: means Facilities commonly known as (i) Estates Healthcare Center located at 201 Sycamore School Road, Fort Worth, Texas 76134, and (ii) as Doctors Healthcare Center and located at 9009 White Rock Trail, Dallas, Texas 75238.
     Existing Asbestos Containing Materials: means the asbestos containing materials on the Doctors & Fort Worth Facilities identified in the Asbestos Management Plans.
     First Texas Renewal Term Expiration Date: September 30, 2030.
     Humble Facility: means the Facility commonly known as Oakmont Nursing and Rehabilitation Center of Humble located in Humble, Texas.
     Katy Facility: means the Facility commonly known as the Oakmont Nursing and Rehabilitation Center of Katy located in Katy, Texas.
     LaSalle: means LaSalle Bank National Association.
     LaSalle Loans: means the following loans and credit facilities extended by LaSalle to Lessee, the Sublessees and certain of their Affiliates: (i) certain revolving loans in an aggregate amount of up to Fifteen Million and No/100 Dollars ($15,000,000.00) to support working capital needs of Lessee, the Sublessees and certain of their Affiliates, (ii) certain transition revolving loans in an aggregate amount of up to Six Million and No/100 Dollars ($6,000,000.00) to support working capital needs of Lessee, the Sublessees and certain of their Affiliates for the six months following date of this Amendment (the “Temporary Revolving Loan”), and (iii) a term loan of Sixteen Million Five Hundred Thousand and No/100 Dollars ($16,500,000.00) (the “Term Loan”).
     Lien: means any interest in Property securing an obligation owed to, or a claim by, any Person (other than the owner of the Property), whether such interest shall be based on common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including, without limitation, judgment liens, the lien or security interest arising, from a mortgage, deed of trust, debenture, charge, guarantee, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, loan and security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes, and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, other title exceptions and encumbrances affecting any real property and the retained security title of a conditional vendor or lessor.
     Lease Documents: means the following documents: this Lease, the Guaranty, the Letter of Credit Agreement, the Security Agreement, the Pledge Agreements, the Subordination Agreements, Texas Pledge Agreements, Texas Sublessees Guaranty, Texas Sublessee Security Agreement, the Stock Issuance and Subscription Agreement, the Subordinated Note, and any security agreements, pledge agreements, letter of credit agreements, guarantees, notes or other documents which evidence, secure or otherwise relate to this Lease, or the transactions contemplated by this Lease; and any and all amendments, modifications, extensions and renewals of any of the foregoing documents
     Letter of Credit Agreement: means the Letter of Credit Agreement between Lessee and Lessor.
     Master Texas Sublessee: DIVERSICARE TEXAS I, LLC, Delaware limited liability company.
     Non-Texas Base Rent:
     (A) During the Initial Term, the Non-Texas Base Rent shall be:
(1) For the first Initial Term (being the period of October 1, 2000 thru September 30, 2006), the amount set forth for such period in the Master Lease as it existed prior to the Third Amendment;
(2) For the first (1st) Lease Year of the first Renewal Term (October 1, 2006 thru September 30, 2007), the Base Amount plus the Improvement Allowance Adjustment Amount (as adjusted during such Lease Year);
(3) For each of the second (2nd) through twelfth (12th) Lease Years of the first Renewal Term, the lesser of (i) the Base Amount as of the end of first (1st) Lease Year of the Renewal Term plus Improvement Allowance Adjustment Amount, increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from the commencement date of the first Renewal Term to the Adjustment Date in each of the second (2nd) through twelfth (12th) Lease Years, as applicable (the “Adjustment Date”), and (ii) the product of the Base Amount as of the end of the first Lease Year plus the Improvement Allowance Adjustment Amount and the following factor:

Lease Year During
First Renewal Term	Applicable Factor
2	1.030
3	1.061
4	1.093
5	1.126
6	1.159
7	1.194
8	1.230
9	1.267
10	1.305
11	1.344
12	1.384
Under no circumstances will the Non-Texas Base Rent in any Lease Year be less than the Non-Texas Base Rent during the preceding Lease Year.
     (B) During the second Renewal Term, the Non-Texas Base Rent shall be:
     (1) For the first Lease Year of the second Renewal Term, the greater of (a) the Non-Texas Base Rent during the last Lease Year of the Initial Term and (b) the Fair Market Rent for the Facilities other than the Texas Facilities on the first day of such Renewal Term as agreed upon by Lessor and Lessee, or, if prior to the commencement of the Renewal Term they are unable to agree, as determined by an appraisal pursuant to Article XXXII of this Lease; provided, however, that the Non-Texas Base Rent for the first Lease Year of the second Renewal Term shall not exceed one hundred ten percent (110%) of the Non-Texas Base Rent for the Lease Year immediately preceding the commencement of the second Renewal Term; and
     (2) For each of the second (2nd) through the twelfth (12th) Lease Years during the second Renewal Term, the lesser of (i) the Non-Texas Base Rent for the first (1st) Lease Year of the second Renewal Term, increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from the commencement date of the second Renewal Term to the Adjustment Date in each of the second (2nd) through twelfth (12th) Lease Years, as applicable (the “Adjustment Date”), and (ii) the product of the Non-Texas Base Rent during the first (1st) Lease Year of the second Renewal Term and the following factor:

Lease Year During
Second Renewal Term	Applicable Factor
2	1.030
3	1.061
4	1.093
5	1.126
6	1.159
7	1.194
8	1.230
9	1.267
10	1.305
11	1.344
12	1.384
Under no circumstances will the Non-Texas Base Rent in any Lease Year during the Renewal Term be less than the Non-Texas Base Rent during the preceding Lease Year.
     Pre-Existing Hazardous Substances: means Hazardous Substances located on, under about or with respect to the Treemont Facility prior to February 1, 2003 or the Katy Facility prior to July 1, 2003 or the Humble Facility prior to July 1, 2003.
     Pre-Existing Environmental Conditions: means any Contamination or other environmental condition on, under, about or with respect to the Treemont Facility prior to February 1, 2003 or the Katy Facility prior to July 1, 2003 or the Humble Facility prior to July 1, 2003.
     Property: means any and all real, personal, or mixed property and assets, including, without limitation, all types of tangible and intangible property.
     Second Texas Renewal Term Expiration Date: May 31, 2035.
     Texas Base Rent: During the Term, the Texas Base Rent shall be:
     (1) For each month during the period from the Commencement Date for the Texas Facilities until January 31, 2008, Three Hundred Twenty Eight Thousand Five Hundred Ninety Two and 79/100 Dollars ($328,592.79), which equal an annual Base Rent of Three Million Nine Hundred Forty Three Thousand One Hundred Thirteen and 48/100 Dollars ($3,943,113.48) (the “Initial Texas Annualized Base Rent”);
     (3) For period from February 1, 2008 thru January 31, 2009, the Initial Texas Annualized Base Rent, increased by the product of (i) the Initial Texas Annualized Base Rent and (ii) the lesser of one (1) times the change in CPI (expressed as a percentage) and two and one-half percent (2.5%).
     (4) For the subsequent twelve month period (being February 1, 2009 thru January 31, 2010) and each succeeding twelve month (being February 1 thru January 31) until the end of the Term (including any Renewal Terms), the Texas Base Rent for the previous Lease Year, increased by the product of (i) the Texas Base Rent during the immediately preceding Lease Year and (ii) the lesser of one (1) times the increase, if any, in CPI (expressed as a percentage) and two and one-half percent (2.5%).

     Texas Facilities: means the Facilities located on the real property described in Exhibits A-1 through A-7 to this Amendment.
     Texas Pledge Agreements: means the Pledge Agreements dated as of the same date as this Amendment from the equity owners of the Texas Sublessees in favor Lessor.
     Texas Sublessees: means the Master Texas Sublessee and DIVERSICARE BALLINGER, LLC, Delaware limited liability company, DIVERSICARE DOCTORS, LLC, Delaware limited liability company, DIVERSICARE ESTATES, LLC, Delaware limited liability company, DIVERSICARE HUMBLE, LLC, Delaware limited liability company, DIVERSICARE KATY, LLC, Delaware limited liability company, DIVERSICARE NORMANDY TERRACE, LLC, Delaware limited liability company, and DIVERSICARE TREEMONT, LLC, Delaware limited liability company.
     Texas Sublessees Guaranty: means the Guaranty dated as of the same date as this Amendment from the Texas Sublessees in favor Lessor.
     Texas Sublessee Security Agreement: means the Security Agreement dated as of the same date as this Amendment from the Texas Sublessees in favor of Lessor.
     Non-Texas Facilities: means the Facilities leased pursuant to this Lease other than the Texas Facilities.
     (c) The following definitions defined in §2.1 of the Existing Master Lease are hereby amended in their entirety as follows:
     Base Rent: means the sum of (i) the Non-Texas Base Rent and (ii) the Texas Base Rent.
     Commencement Date: October 1, 2000 for the Non-Texas Facilities, and August 11, 2007 for the Texas Facilities.
     Expiration Date: means the First Renewal Term Expiration Date, the Second Renewal Term Expiration Date, the First Texas Renewal Term Expiration Date, or the Second Texas Renewal Term Expiration Date, as applicable.
     Facilit(y)(ies): Each health care facility on the Land, including the Leased Property associated with such Facility, and together, all such facilities on the Leased Properties; all of which Facilities are collectively listed on Exhibit B to this Amendment.
     Intercreditor Agreement: means the Subordination and Intercreditor Agreement of even date herewith by and between Lessor and LaSalle and any replacement intercreditor agreement between Lessor and any working capital lender to whom a first priority security interest in accounts receivable from the Facilities has been granted in accordance with the requirements of Section 39.5 of this Lease.

     Land: The real property described in listed on attached Exhibit A to the Existing Master Lease and Exhibit A to this Amendment.
     Permitted Encumbrances: Encumbrances listed on attached Exhibit C to the Existing Master Lease and Exhibit C to this Amendment.
     (d) The subparagraphs (m) and (r) of the definition of “Event of Default” set forth in Section 2.1 of the Existing Master Lease is hereby amended and restated as follows:
*      *      *
     (n) A default occurs under the any Texas Sublessee Guaranty, Texas Pledge Agreement, the Texas Sublessee Security Agreement, or the Letter of Credit Agreement, which default is not cured within the applicable cure period, if any.
*      *      *
     (r) LaSalle (or its successors and assigns) or any working capital lender to whom a first priority security interest in accounts receivable from the Facilities has been granted in accordance with the requirements of Section 39.5 of this Lease, declares an event of default under the loan documents evidencing or securing the LaSalle Loans or Line of Credit Documents, and accelerates any or all of the indebtedness evidenced and secured thereby, or commences any action against Lessee or Sublessee to realize on such lender’s interest in the accounts receivable from the Facilities.
     2. Renewal Options. Section 1.3 of the Existing Master Lease is hereby amended and restated as follows:
     1.3 Options to Renew.
     (a) Lessee is hereby granted two (2) options to renew this Lease (an “All Facilities Option”) for an additional, successive period of twelve (12) Lease Years, for a maximum Term if such options are exercised of thirty (30) Lease Years, on the following terms and conditions:
     (i) the second option to renew is exercisable only by Notice to Lessor at least three hundred sixty-five (365) days prior to the expiration of the first Renewal Term;
     (ii)  the absence of any Event of Default both at the time a renewal option is exercised and at the commencement of a Renewal Term is a condition precedent to any renewal of the Term;
     (iii) during a Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect; and

     (iv) Lessee may exercise its options to renew with respect to all (and no fewer than all) of the Leased Properties.
Lessee and Lessor acknowledge and agree that Lessee exercised the first All Facilities Option pursuant to the Third Amendment such that, as of the date of this Amendment, the Expiration Date of the current Term of this Lease for all of the Facilities, including the Texas Facilities, is the First Renewal Term Expiration Date of September 30, 2018.
     (b) Lessee is also hereby granted two (2) options to renew this Lease with respect to the Texas Facilities only (the “Texas Options”) until September 30, 2030, with respect to the first such Texas Option, and May 31, 2035, with respect to the second such Texas Option, on the following terms and conditions:
     (i) a Texas Option is exercisable only by Notice to Lessor at least three hundred sixty-five (365) days prior to the expiration of the prior period;
     (ii)  the absence of any Event of Default both at the time a Texas Option is exercised and at the commencement of a Renewal Term is a condition precedent to any renewal of the Term;
     (iii) during a Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect; provided, however, that the Base Rent shall be equal to the Texas Facilities Base Rent and the Security Deposit shall be reduced to an amount equal to the Texas Facilities Base Rent divided by four (4) (such that it is equal to three months Base Rent);
     (iv) Lessee may exercise its options to renew with respect to all (and no fewer than all) of the Texas Facilities, and as to no other Facilities; and
     (v) Lessee may not exercise a Texas Option for any period with respect to which Lessee exercises an All Facilities Option (for avoidance of doubt, because an All Facilities Option is exercised as to all of the Facilities, including the Texas Facilities, Lessee would not need to exercise a Texas Facilities Option for any period for which an All Facilities Option has been exercised).
3. Environmental Amendments. Notwithstanding anything to the contrary in this Lease, (i) Section 7.3 of the Existing Lease shall not apply to the Texas Facilities; and (ii) in lieu thereof, Lessee’s environmental obligations with regard to the Texas Facilities shall be governed by Exhibit D to this Amendment, which is incorporated herein by this reference.
4. Section 9.1.1 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

     9.1.1 Lessee, at its expense, will keep the Leased Properties, and all landscaping, private roadways, sidewalks and curbs appurtenant thereto which are under Lessee’s control and Lessee’s Personal Property in good order and repair, whether or not the need for such repairs arises out of Lessee’s use, any prior use, the elements or the age of the Leased Property or any portion thereof, or any cause whatsoever except the act or negligence of Lessor, and with reasonable promptness shall make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date (concealed or otherwise) or existing after February 1, 2003 with respect to the Treemont Facility, and July 1, 2003 with respect to the Katy Facility and the Humble Facility; provided, however, that Lessee shall be permitted to prosecute claims against Lessor’s predecessor in title for breach of any representation or warranty made to or on behalf of Lessor, or for latent defects in any Leased Property. Lessee shall at all times maintain, operate and otherwise manage the Leased Properties on a quality basis and in a manner consistent with the standards of the highest quality competing facilities in the market areas served by the Leased Properties. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work or, subject to the provisions of Paragraph 9.1.4, below, the property to be repaired shall be replaced. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Properties or any parts thereof for the Primary Intended Use.
5. Section 8.2.1.4 of the Existing Master Lease is hereby amended and restated in its entirety as follows:
          8.2.1.4 Equipment Financing. The aggregate amount of principal, interest and lease payments due from Lessee and/or Sublessee with respect to any equipment leases or financing secured by equipment utilized in the operation of the Facilities shall not at any time during the Term exceed $1,000,000.00 in any one Lease Year.
6. The Existing Master Lease is hereby amended to add the following new Section 8.2.5 as follows:
     8.2.5 Indebtedness. Neither Lessee nor any Sublessee will create, incur or suffer to exist any Debt which is secured by a Lien in any of the Property with respect to which Lessor has been granted a Lien in pursuant to the Lease Documents, except:
(i)	The equipment financing permitted under Section 8.2.1.4;

(ii)	The Line of Credit permitted under Section 39.5;

(iii)	The LaSalle Loans; and

(iv)	Any Debt owed to Lessor or any Affiliate of Lessor.

7. Section 8.5 of the Existing Master Lease is hereby amended and restated in its entirety as follows:
     8.5 Other Facilities. Neither Lessee nor any Affiliate shall own, operate or manage any nursing home, rest home, assisted living facility, subacute facility, retirement center or similar health care facility within a ten (10) mile radius of any Facility, other than any Facility which is a Leased Property under this Lease or which Lessee or any Affiliate of Lessee owns or operates as of the Commencement Date and set forth on Schedule C attached hereto.
8. Paragraph 5 of the Second Amended is hereby amended and restated in its entirety as follows:
     5. Insurance.
     (a) Lessor acknowledges that the liability insurance coverage and the malpractice insurance coverage required pursuant to Sections 13.2.4 and 13.2.5 of the Lease, are currently unavailable generally in the nursing home industry at commercially affordable rates and that Lessee currently maintains and has in place for all of the Facilities general liability and malpractice insurance with single limit coverage of One Hundred Thousand Dollars ($100,000.00) per occurrence and Five Hundred Thousand Dollars ($500,000.00) cumulative, with a deductible of Twenty Five Thousand Dollars ($25,000.00). Lessor hereby agrees that, the provisions of Sections 13.2.4 and 13.2.5 of the Lease to the contrary notwithstanding, until such time as the insurance coverage required therein is generally available in the nursing home industry at commercially affordable rates, Lessee shall not be required obtain the coverages required therein and Lessor agrees to accept Lessee’s current coverage in lieu thereof for the Non-Texas Facilities for the first Renewal Term of the Lease. Lessee shall not be deemed to be in default of the provisions of Article XIII of the Lease as a result thereof. Lessee shall provide Lessor, on an annual basis, information from its insurance carrier and from comparable insurance carriers of the costs of insurance premiums to meet Lessor’s insurance requirements. At such time as the premium amounts quoted are commercially affordable, Lessee shall immediately purchase any and all insurance policies necessary to meet the requirements of Sections 13.2.4 and 13.2.5 of the Lease. This provision does not relieve Lessee from its agreement of indemnity under Article XXI of the Lease nor does it modify the provisions thereof. Notwithstanding the foregoing, Lessee acknowledges and agrees that the provisions of this Paragraph 5 shall not be applicable in the event of any Transfer. Lessee acknowledges and agrees that Lessor shall have the right to withhold its consent to any proposed Transfer unless, among other things, the Transferee agrees to provide the insurance coverage required by the provisions of Sections 13.2.4 and 13.2.5 of the Lease.
     (b) Lessor hereby agrees that, the provisions of Sections 13.2.4 and 13.2.5 of the Lease to the contrary notwithstanding Lessee’s failure to obtain the coverages required by Sections 13.2.4 and 13.2.5 for the Texas Facilities shall not be an Event of

Default under this Lease. Lessee shall not be required to obtain the coverages required therein and Lessor agrees to accept such lesser coverage, if any, as Lessee elects to maintain for the Texas Facilities for the Term of the Lease, including any Renewal Term. This provision does not relieve Lessee from its agreement of indemnity under Article XXI of the Lease nor does it modify the provisions thereof.
9. Section 39.1 of the Existing Master Lease is hereby amended and restated in its entirety as follows:
     39.1 Security Deposit. Prior to the date of this Amendment, Lessor was holding as the Security Deposit the sum of $340,000 in cash. Concurrently with the delivery of this Amendment, (A) Lessor shall return to Lessee the $340,000 in cash, and (B) Lessee shall deliver to Lessor a Security Deposit in the amount equal to $8,116,726.10, in the form of an absolute, unconditional site draft letter of credit for a term of one (1) year (renewable automatically) issued by an “A” rated financial institution (“Security Deposit”), which Lessor shall hold as security for the full and faithful performance by Lessee of each and every term, provision, covenant and condition of this Lease in accordance with, and subject to, the terms and conditions of the Letter of Credit Agreement. If at any time the Security Deposit is in the form of cash, the Security Deposit shall be deposited by Lessor into an account which shall earn interest for the benefit of Lessee, which cash shall remain on deposit as security and be available to Lessor as provided in this Article. The Security Deposit shall not be considered an advance payment of Rent (or of any other sum payable to Lessee under this Lease) or a measure of Lessor’s damages in case of a default by Lessee. The Security Deposit shall not be considered a trust fund, and Lessee expressly acknowledges and agrees that Lessor is not acting as a trustee or in any fiduciary capacity in controlling or using the Security Deposit. Notwithstanding the foregoing, if at any time the Security Deposit is in the form of cash, then (i) Lessor shall maintain the Security Deposit separate and apart from Lessor’s general and/or other funds and (ii) provided that Lessee is not then in default, Lessor shall disburse to Lessee the earnings on the Security Deposit on a quarterly basis. The Security Deposit, less any portion thereof applied as provided in Section 39.3 or the Letter of Credit Agreement, shall be returned to Lessee within sixty (60) days following the expiration of the Term or earlier termination of this Lease.
10. Section 39.5 of the Existing Master Lease is hereby amended and restated in its entirety as follows:
     39.5 Line of Credit; A/R Replacement Security Deposit.
     (a) Line of Credit. Prior to the date of this Amendment, pursuant to the Security Agreement, Lessee has granted to Lessor a first priority security interest in the accounts receivable generated by the Facilities. LaSalle currently has a security interest in the accounts receivable from the Facilities to secure the LaSalle Loans. Lessor and LaSalle have entered into the Intercreditor Agreement pursuant to which Lessor has agreed to subordinate its security interest in the accounts receivable generated by the

Facilities. If Lessee and/or the Sublessees, or any Affiliate of Lessee (other than Affiliates who are the operators of the Florida Managed Facilities, as defined in the Settlement and Restructuring Agreement), obtain, concurrently with or after the date of this Amendment, a working capital line of credit (the “Line of Credit”) from a third-party working capital lender that requires that, in order to secure the Line of Credit, Lessee and/or the Sublessees must grant to the working capital lender a first priority security interest in the accounts receivable from the Facilities accruing during the Term, then Lessor will subordinate its security interest in the accounts receivable from the Facilities accruing during the Term to the security interest of such working capital lender, provided that:
     (i) The working capital lender executes and delivers to Lessor an intercreditor agreement in form and substance reasonably satisfactory to Lessor; and
     (ii) The lien of Lessor in accounts receivable from the Facilities shall be subordinated to the lien of the working capital lender therein only to the extent of amounts advanced from time to time by the working capital lender to Lessee and/or the Sublessees with respect to the Facilities and only in the amount of $17,400,000.00, plus interest, penalties and other charges under the loan documents evidencing the Line of Credit (the “Line of Credit Documents”) with respect to principal amounts advanced;
     (iii) Lessee delivers to Lessor the A/R Replacement Security Deposit and the Letter of Credit Agreement (as defined below);
     (iv) The LaSalle Loans have been repaid in full or, in the alternative, the Temporary Revolving Loan and the Term Loan have been repaid, and an amendment to the Intercreditor Agreement with the holder of the remaining LaSalle Loans is entered into providing for the priority cap contemplated by sub-paragraph 39(a)(ii) above (the “LaSalle Amendment”) in form and substance reasonably satisfactory to Lessor; and
     (v) As of the date of entry by Lessor into the intercreditor agreement of the LaSalle Amendment, no Event of Default has occurred and is continuing.
     (b) Lessee acknowledges and agrees that on the occurrence of a “Default”, “Event of Default” or similar event or occurrences which causes the lender under the Line of Credit Documents to accelerate any or all of the indebtedness thereby or to exercise any rights or remedies under such documents to realize on its interest in the accounts receivable from the Facilities, or to cease funding under the Line of Credit, which is not cured within any applicable cure period under the Line of Credit Documents or any written agreement by lender, shall constitute an Event of Default under this Lease.
     (c) Concurrently with the delivery of the intercreditor agreement by Lessor pursuant to Section 39.5(a)(i) above or the LaSalle Amendment, Lessee shall deliver to

Lessor a Security Deposit in an amount equal to the sum of (i) six (6) times the monthly Non-Texas Base Rent (the “Initial Amount”) plus (ii) three (3) times the monthly Texas Base Rent then payable under this Lease, in the form of an absolute, unconditional site draft letter of credit for a term of one (1) year (renewable automatically) issued by an “A” rated financial institution (“A/R Replacement Security Deposit”), which Lessor shall hold as security for the full and faithful performance by Lessee of each and every term, provision, covenant and condition of this Lease in accordance with, and subject to, the terms and conditions of the Letter of Credit Agreement. On August 31, 2008, and each subsequent anniversary of such date thereafter, the amount of the A/R Replacement Security Deposit required to be maintained by Lessee on deposit with Lessor shall be reduced by 16.66% (or 1/6) of the Initial Amount if and only if on the applicable anniversary date (i) Lessee has maintained a Stressed Coverage Ratio for the trailing twelve months of at least 1.45 and (ii) no Event of Default exists. Notwithstanding the foregoing, at no time shall the A/R Replacement Security Deposit be less than an amount equal to three times the monthly Base Rent payable under this Lease on the date of delivery of the A/R Replacement Security Deposit. Upon delivery to Lessor of the A/R Replacement Security Deposit and the intercreditor agreement pursuant to this Section 39.5(a)(i) or the LaSalle Amendment, the amount of the Security Deposit required under Section 39.1 shall be set equal to the A/R Replacement Security Deposit.
11. Single, indivisible Lease. The Master Lease constitutes one indivisible lease of the Leased Properties, and not separate leases governed by similar terms. The Leased Properties constitute one economic unit, and the Base Rent and all other provisions have been negotiated and agreed to based on a demise of all of the Leased Properties as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease apply equally and uniformly to all the Leased Properties as one unit. An Event of Default with respect to any Leased Property is an Event of Default as to all of the Leased Properties. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all the Leased Properties and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. 365, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Properties covered hereby.
12. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor that (i) it has the right and power and is duly authorized to enter into this Agreement; and (ii) the execution of this Agreement does not and will not constitute a breach of any provision contained in any agreement or instrument to which Lessee is or may become a party or by which Lessee is or may be bound or affected
13. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

14. Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.
15. Enforceability. Except as expressly and specifically set forth herein, the Existing Master Lease remains unmodified and in full force and effect. In the event of any discrepancy between the Existing Master Lease and this Amendment, the terms and conditions of this Amendment will control and the Existing Master Lease is deemed amended to conform hereto.
[SIGNATURE PAGES, ACKNOWLEDGEMENTS, AND JOINDER FOLLOW]

Signature Page to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

LESSOR:

STERLING ACQUISITION CORP., a
Kentucky corporation

By: Name:	/s/ Daniel J. Booth Daniel J. Booth
Title:	Chief Operating Officer

STATE OF MARYLAND	)
	)	ss.
COUNTY OF BALTIMORE	)
     This instrument was acknowledged before me on the 9th day of August, 2007, by _Daniel J. Booth                    , the COO of STERLING ACQUISITION CORP., a Kentucky corporation, on behalf of said company.

/s/ Judith A. Jacobs Notary Public, Baltimore County, Maryland
My commission expires: May 1, 2008
Signature Page 1 of  2

Signature Page to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
LESSEE:

DIVERSICARE LEASING CORP., a
Tennessee corporation

By: Name:	/s/ Glynn Riddle Glynn Riddle
Title:	EVP & CFO

STATE OF TENNESSEE	)
	)	SS
COUNTY OF WILLIAMSON	)
     This instrument was acknowledged before me on the 9TH day of August, 2007, by Glynn Riddle, the EVP & CFO of DIVERSICARE LEASING CORP., a Tennessee corporation, on behalf of said company

/s/ Brenda Wimsatt Notary Public, Williamson County, Tennessee
My commission expires: 7/25/2009
Signature Page 2 of  2

Acknowledgement to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE
     The undersigned hereby consent to the transactions contemplated by this Fifth Amendment to Consolidated Amended and Restated Master Lease (the “Fifth Amendment”), ratify and affirm their respective Guaranties, Pledge Agreements, Security Agreements, Subordination Agreements and other Transaction Documents, and acknowledge and agree that the performance of the Master Lease and obligations described therein are secured by their Guaranties, Pledge Agreements, Security Agreement, Subordination Agreement and other Transaction Documents on the same terms and conditions in effect prior to this Amendment.

ADVOCAT, INC. a Delaware corporation

By: Name:	/s/ Glynn Riddle Glynn Riddle
Title:	Executive Vice President and Chief
Financial Officer

STATE OF TENNESSEE	)
	)	ss.
COUNTY OF WILLIAMSON	)
     The foregoing instrument was acknowledged before me this 9th day of August, 2007, by GLYNN RIDDLE , who is Executive Vice President and Chief Financial Officer of ADVOCAT, INC. a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

/s/ Brenda Wimsatt Notary Public, Williamson County, Tennessee
My Commission Expires: July 25, 2009
Acknowledgement — Page 1 of  4

Acknowledgement to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

DIVERSICARE MANAGEMENT SERVICES
CO., a Tennessee corporation

By: Name:	/s/ Glynn Riddle Glynn Riddle
Title:	Executive Vice President and Chief
Financial Officer

STATE OF TENNESSEE	)
	)	ss.
COUNTY OF WILLIAMSON	)
     The foregoing instrument was acknowledged before me this 9th day of August, 2007, by Glynn Riddle, who is Executive Vice President and Chief Financial Officer of DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

/s/ Brenda Wimsatt Notary Public, Williamson County, Tennessee
My Commission Expires: July 25, 2009
Acknowledgement — Page 2 of  4

Acknowledgement to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

ADVOCAT FINANCE INC., a Delaware corporation

By: Name:	/s/ Glynn Riddle Glynn Riddle
Title:	Executive Vice President and Chief
Financial Officer

STATE OF TENNESSEE	)
	)	ss.
COUNTY OF WILLIAMSON	)
     The foregoing instrument was acknowledged before me this 9th day of August, 2007, by Glynn Riddle, who is Executive Vice President and Chief Financial Officer of ADVOCAT FINANCE INC., a Delaware corporation, on behalf of the corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

/s/ Brenda Wimsatt Notary Public, Williamson County, Tennessee
My Commission Expires: July 25, 2009
Acknowledgement — Page 3 of  4

Acknowledgement to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

STERLING HEALTH CARE MANAGEMENT, INC., a Kentucky corporation

By: Name:	/s/ Glynn Riddle Glynn Riddle
Title:	Executive Vice President and Chief
Financial Officer

STATE OF TENNESSEE	)
	)	ss.
COUNTY OF WILLIAMSON	)
     This foregoing instrument was acknowledged before me on the 9th day of August, 2007, by Glynn Riddle, who is Executive Vice President and Chief Financial Officer of STERLING HEALTH CARE MANAGEMENT, INC., a Kentucky corporation, on behalf of said corporation, who acknowledged the same to be his or her free act and deed and the free act and deed of the corporation.

/s/ Brenda Wimsatt Notary Public, Williamson County, Tennessee
My Commission Expires: July 25, 2009
Acknowledgement — Page 4 of  4

List of Exhibits and Schedules to
FIFTH AMENDMENT TO CONSOLIDATED
AMENDED AND RESTATED MASTER LEASE

Exhibit A	Legal Description of Texas Facilities

Exhibit B	List of Facilities and Facility Trade Names

Exhibit C	Permitted Encumbrances for Texas Facilities

Exhibit D	Texas Environmental Matters

Schedule C	Excepted Facilities to Radius Requirements